Exhibit (c)(5)

UBS Investment Bank

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Privileged and Confidential

Prepared at the Request of Counsel

***PORTIONS OF THIS EXHIBIT HAVE BEEN

Project Veritas OMITTED PURSUANT TO A REQUEST FOR

Discussion Material CONFIDENTIAL TREATMENT. SUCH

MATERIAL HAS BEEN FILED SEPARATELY

WITH THE SEC. THE SYMBOL “[***]”

IN THIS EXHIBIT INDICATES THAT

INFORMATION HAS BEEN OMITTED

July 13, 2009

Privileged and Confidential

DRAFT Prepared at the Request of Counsel

Table of Contents

SECTION 1 Sol Approach Considerations 2

SECTION 2 Sol Debt Analysis 11

SECTION 3 Sol and *** Transaction Analytics Update 15

APPENDIX A Other Sol Considerations 20

APPENDIX B Sol Capitalization Considerations 26

UBS Investment Bank

SECTION 1

Sol Approach Considerations

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Privileged and Confidential

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Prepared at the Request of Counsel

Key Sol Structuring Issues and Considerations

Structure and timing of potential transactions will have to take into account several key issues

Regulatory timeline

Disclosure requirements

Funding requirements

Implications of Sol and Ignis Coordination Agreement

Communication with respect to transaction

Alternatives to Ignis transaction

Financing implications – potential debt for equity conversion

Special committee issues

BCE role and implications under various structuring alternatives

Potential for shareholders to take equity in NewCo vs. cash

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Sol Pro Forma Ownership

Hortus control of 75% of Sol post exercise of its "in the money" warrants and conversion of its non-voting to voting shares

	Non-Voting	Voting		Non-Voting to Voting Conversion Adjustments		Total Voting With Conversion		Total Economic Shares	
	Shares	Shares	(%)	Shares	(%)	Shares	(%)	Shares	(%)[1]
Hortus Share Ownership	29,946,362	23,452,480	47.8%	9,365,422	1.7%	32,817,902	49.5%	53,398,842	38.8%
Shares Held in Escrow									
Apollo		442,825	0.9%			442,825	0.7%		
Wells Fargo	7,906,737	1,634,708	3.3%			9,541,445	14.4%		
Total Common Stock	7,906,737	2,077,533	4.2%		10.8%	9,984,270	15.1%	9,984,270	7.2%
Total Common Stock Control	**37,853,099**	**25,530,013**	**52.1%**	**9,365,422**	**12.5%**	**42,802,172**	**64.6%**	**63,383,112**	**46.0%**
Warrants[2,3,4]									
Total Warrants		28,750,000	37.0%			28,750,000	30.2%	28,750,000	20.9%
Total Control (Including Warrants)	**37,853,099**	**54,280,013**	**69.8%**			**71,552,172**	**75.3%**	**92,133,112**	**66.9%**
Other Shareholders	22,105,400	23,492,774	30.2%			23,492,774	24.7%	45,598,174	33.1%
Fully Diluted Shares Outstanding	**59,958,499**	**77,772,787**	**100.0%**			**95,044,946**	**100.0%**	**137,731,286**	**100.0%**

Source: Sol management presentation

Notes:
1 Represents ownership of fully diluted shares outstanding
2 The warrants may be exercised for voting or non-voting shares
3 Exclusive of ten-year warrants to purchase 9.1 million shares of the Company's common stock, with an exercise price of $10 per share
4 Excludes Series 2A Warrants

Potential further dilution from additional outstanding options and warrants, as well as existing agreements

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Prepared at the Request of Counsel

Analysis of Other Significant Sol Shareholders

Several hedge fund holders with sizeable equity positions are veteran spectrum investors, with potential interest in participating in a Sol privatization transaction

Voting (Current) Shares Voting (Current) Voting (post-Conv) Shares Voting (post-Conv) Non-Voting Shares Total Shares Market Value ($mm)

(000s) (%) (000s) (%) (000s) (000s) (%) Current2 $3.00 $4.00 $5.00 $6.00

Total Hortus Control (with Warrants)1 54,280 69.8% 71,552 75.3% 92,133 66.9% $258.0 $276.4 $368.5 $460.7 $552.8

Total Non-Hortus Ownership 23,493 30.2% 23,493 24.7% 45,598 33.1% 127.7 136.8 182.4 228.0 273.6

BCE - - - - 22,105 22,105 16.0% 61.9 66.3 88.4 110.5 132.6

Columbia Capital 5,553 7.1% 5,553 5.8% - 5,553 4.0% 15.5 16.7 22.2 27.8 33.3

Solus 4,750 6.1% 4,750 5.0% - 4,750 3.4% 13.3 14.3 19.0 23.8 28.5

Bay Harbour 3,055 3.9% 3,055 3.2% - 3,055 2.2% 8.6 9.2 12.2 15.3 18.3

Och Ziff 2,228 2.9% 2,228 2.3% - 2,228 1.6% 6.2 6.7 8.9 11.1 13.4

George Hayward 625 0.8% 625 0.7% - 625 0.5% 1.7 1.9 2.5 3.1 3.7

Millenium 350 0.5% 350 0.4% - 350 0.3% 1.0 1.1 1.4 1.8 2.1

Tudor 320 0.4% 320 0.3% - 320 0.2% 0.9 1.0 1.3 1.6 1.9

Cumulative Public Potentially Friendly

Shareholders 16,880 21.7% 16,880 17.8% 38,985 28.3% 109.2 117.0 155.9 194.9 233.9

Total Hortus and Potential Partners 71,160 91.5% 88,432 93.0% 131,118 95.2% $367.1 $393.4 $524.5 $655.6 $786.7

Alexander Good 936 1.2% 936 1.0% - 936 0.7% 2.6 2.8 3.7 4.7 5.6

Scott Macleod 557 0.7% 557 0.6% - 557 0.4% 1.6 1.7 2.2 2.8 3.3

Other Shareholders 5,121 6.6% 5,121 5.4% - 5,121 3.7% 14.3 15.4 20.5 25.6 30.7

Ignis4 - - - - - - - 0.0

Total Remaining Ownership 6,613 8.5% 6,613 7.0% 22,105 6,613 4.8% $18.5 $19.8 $26.5 $33.1 $39.7

Total Shares Outstanding 77,773 95,045 137,731 100.0% 385.6 413.2 550.9 688.7 826.4

Source: Sol management presentation, Proxy filing

Notes:

1 Inclusive of Sol shares held by Hortus directly and in Escrow

2 Based on Sol share price of $2.80 at closing on 07-10-2009

Potential further dilution to voting positions from

Ignis Coordination Agreement

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Privileged and Confidential

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Prepared at the Request of Counsel

Sol Stock Price Performance

Sol shares have declined approximately 30% from trading levels at the time of the original master agreement announcement

Uncertain market reaction to warrant exercise, driven by conflicting factors:

– Shareholder dilution

– Low float (21k shares per day on average)

– Expectation of potential transaction

July 25, 2008 - $4.00 (pre-announcement)

Sol and Hortus announce original master agreement for acquisition of Ignis

Current Price

Sol $2.80 Ignis (lc) £5.37 Ignis ($) $8.70

(12.4%) Ignis

(29.9%) S&P 500

(49.1%) Sol

(56.9%) Taurus

(81.1%) ICOG

140 120 100 80 60 40 20 0

07/10/08 09/19/08 12/03/08 02/13/09 04/28/09 07/10/09

— S&P 500 — Sol — ICOG — Taurus — Ignis

Source: FactSet

UBS Investment Bank

Privileged and Confidential

DRAFT Prepared at the Request of Counsel

Overview of Sol Take-Private Alternatives

Selection of a Take-Private alternative will depend on Hortus willingness to engage Sol Special Committee and availability of Hortus or third party financing

Negotiate with Special Committee Public Tender Offer Private Market Purchase of Stock directly from Sol shareholders

Description Offer to shareholders via negotiation with Special Committee Tender offer directly to Sol shareholders Private market purchase of Sol shares from major shareholders in order to achieve 90% voting share ownership

Potentially contingent upon *** transaction Squeeze-out minority shareholders after 90% of voting shares are acquired – could be cash or shares in pro forma company

May include negotiation of Hortus debt/equity swap Squeeze-out minority shareholders after 90% of voting shares are acquired

Considerations Results in acquisition of 100% in one step Acquisition likely a two-step process Acquisition likely a two-step process

Potential to negotiate privately and make contingent on *** Public negotiation Potential to negotiate privately prior to achieving 90% voting stake

Transaction subject to “Entire Fairness” standard on price and process Reasonably finite timetable Remaining minority shareholders entitled to appraisal rights

Special Committee empowered to negotiate independently Tender offer must meet certain criteria: Avoids negotiation with Special Committee

Subject to shareholder vote – offer for all shares, majority of the minority, obligatory short-form merger on same terms if 90%+ tendered No shareholder vote

– increases time to close Avoids negotiation with Special Committee Limits the risk of majority of the minority induced mischief

Any debt/equity swap agreement will likely include negotiation/ agreement on subsequent minority squeeze-out No shareholder vote Reduces cash requirement, provided shareholders that are approached agree to roll over equity into SPV

Majority of the minority provision may induce mischief (e.g., accumulation of a blocking position to attempt to extract a higher offer) – no requirement to offer SPV equity to minority shareholders

Due to the public nature of the acquisition paths and potential run on stock following an announcement, an alternative “non-*** ” acquisition path should also be developed

UBS Investment Bank 7

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Sol Take-Private Sequencing

Sol Take Private Options

Funding Available

	Step 1	Step 2	Step 3
Negotiate with Special Committee	Negotiate acquisition with Sol Board of Directors and Special Committee	Shareholder Vote	Finalize Take-Private
Public Tender Offer	Launch "Pure Resources" Public Tender Offer directly to shareholders to acquire >90% of Sol voting stock	Squeeze-out minority shareholders after 90% of shares are acquired	Finalize short-form merger
Private Market Purchase	Privately approach major third party shareholders to acquire >90% of Sol voting stock	Squeeze-out minority shareholders after 90% of shares are acquired	Finalize short-form merger

Funding Unavailable or Limited

	Step 1	Step 2	Step 3
Negotiate with Special Committee	Negotiate acquisition with Sol Board of Directors and Special Committee, contingent on additional transactions	Negotiate standalone or Ignis transactions and obtain financing	Close transactions concurrently
Private Market Purchase	Privately approach major third party shareholders to exchange Sol stock for SPV equity and acquire >90% voting stake	Obtain Hortus or third party financing to squeeze-out minority shareholders (including BCE) after >90% of shares are acquired[1,2]	Finalize short-form merger
Private Market Purchase and Special Committee	Privately approach major third party shareholders to exchange Sol stock for SPV equity and acquire >90% voting stake	Negotiate acquisition with Sol Board of Directors and Special Committee to use cash from Sol's balance sheet to buy out BCE	Shareholder Vote and finalize Take-Private

Note:
1 Potential to refund financing from Sol balance sheet cash immediately after transaction closing
2 Funding requirement is greatly reduced if BCE agrees to exchange Sol shares into SPV shares

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Sol Private Market Purchase Summary

	Initiation Date			+4 Weeks	+6 Weeks
	Step 1A	**Step 1B**	**Step 2**	**Step 3A**	**Step 3B**
Description	• Develop SPV investment thesis • Determine optimal strategic option post-Sol privatization – pursue Ignis privatization – lease Ignis spectrum as per Coordination Agreement – pursue non-Ignis alternatives (e.g. Taurus)	• Privately approach major third party shareholders[1] to acquire a >90% stake • Offer to exchange Sol stock for SPV equity at a pre-determined price (e.g. $3.00/share): – potentially offer put/call option structure in private entity, or cash/stock option at transaction close • Approach BCE with an offer to exchange Sol shares into SPV shares – potential offer of incremental incentives in Canada to encourage participation	• Obtain Hortus or third party financing to squeeze out minority shareholders[2] after >90% of shares are acquired	• Create SPV and draft investor agreements – address regulatory contingencies, governance rights and offer provisions • Finalize financing for any cash component of transaction	• Obtain regulatory approvals and finalize short-form merger
Considerations	• Anticipated comfort level of equity investors in investing in Sol standalone vs. Sol and Ignis combination • Relative price of Ignis privatization vs. agreed Ignis lease structure • Ignis lease option contingent on Sol ability to lease Ignis spectrum based on current agreement	• Put/call option structure on SPV shares provides a liquidity option for investors following Hortus negotiations of additional transactions • Ability to convert BCE shares into voting is limited by the Master Contribution and Support Agreement • Potential for Hortus to offer a debt for equity exchange at the pre-determined price to encourage participation	• Requirement to fund or source approximately $86mm in funding prior to execution of additional transaction – funding requirement is reduced to approximately $20mm if BCE agrees to exchange Sol shares into SPV shares • Potential to enter into agreements prior to regulatory approval[3]	• Requirement to negotiate investor agreements with multiple sophisticated parties – remaining minority investors maintain minority rights under Delaware law • Incorporation of flexibility to accommodate future transactions will be a key consideration • Potential social issues • Requirement for Hortus and other 13-D filers to disclose any agreement immediately • Potential 16(b) issue if SPV contains non-Hortus owners	• Regulatory approvals and foreign ownership prior to completion of transaction • Potential to refund financing from Sol balance sheet cash immediately after transaction closing • Limited precedent for short-form squeeze-out without prior tender offer • Potential need for additional funding depending on choice of put/call or cash/stock option of potential key holders

UBS Investment Bank

Notes:
1 Columbia, Solus, Bay Harbour, and Och Ziff
2 May exclude BCE if it agrees to exchange Sol shares into SPV shares
3 Assuming explicit statement regarding conditionality on regulatory approval

9

Privileged and Confidential

DRAFT Prepared at the Request of Counsel

Strategic Options Post Sol Privatization [TBD]

Plan A Plan B

1 2 *** 3

*** Lease Taurus Spectrum

Description Proceed with plan outlined in *** Proceed with *** Negotiate potential agreement with agreement*** Agreement Taurus

*** *** Obtain new equity financing to fund: – Option A: lease agreement for

– Sol funding gap Taurus ATC spectrum

Description *** *** – up to $*** mm cost associated with – Option B: merger of Sol and Taurus

*** operating entities

– $ *** mm/year lease payment Hortus contributes 5 MHz of 1.6 GHz

– includes*** % annual escalator spectrum and 8 MHz of 1.4 GHz spectrum

***

*** ***

[53]

All-in Cost $*** -*** / *** $*** -*** / *** of *** NA

*** ($***- *** mm)1 ($***- *** mm) 2

*** *** ***

( ) –

*** *** NA NA (including all )

*** Implied cost of spectrum of $***— Debt load at Sol and Taurus

*** *** *** Spectrum not contiguous – potentially at—% discount rate for lease payments into perpetuity more difficult to provision and market

Cost*** of *** acquisition relative to Requires funding for up to $***mm in S-Band spectrum more challenging depends on: initial *** payments and (higher power requirements, increased

Considerations ***

– acquisition price of subsequent lease payments need for towers)

– perceived value of *** Lease can be terminated after *** Will require dealing with Hortus Special *** *** Committee years by – perceived *** value of *** of

Notes: Assumes no impact from taxes

1 Assumes *** allocated to *** and $ *** for ***

2 Based on *** mm *** and *** of spectrum usable terrestrially

UBS Investment Bank 10

SECTION 2

Sol Debt Analysis

UBS Investment Bank

Privileged and Confidential

DRAFT Prepared at the Request of Counsel

Sol Liquidity Analysis

Q1 Q2 - Q4 FYE FYE FYE FYE

($ in millions) 2009A 2009E 2009E 2010E 2011E 2012E

FINANCIAL SUMMARY

Revenue $7.8 $27.7 $35.5 $36.6 $37.7 $38.8

% Growth (Decline) 3.0% 3.0% 3.0% 3.0%

Operating Expenses(23.0) (75.8) (98.8) (101.8) (104.8) (108.0)

% Growth (Decline) 4.8% 3.0% 3.0% 3.0% 3.0%

Cash Burn Before Capex(15.2) (48.1) (63.3) (65.2) (67.1) (69.1)

Capital Expenses(15.7) (129.1)

Satellite and ground system(71.4) (50.0) (0.9) 0.0

Chipset and base station development(17.9) (29.7) (6.9) 0.0

Launch services(39.7) (94.2) (10.6) 0.0

Insurance 0.0(70.0) 0.0 0.0

Capex (Total) (15.7) (129.1) (144.7) (243.9) (18.4) 0.0

Cash Burn Before Interest Exp.(30.9) (177.1) (208.0) (309.1) (85.5) (69.1)

Interest Expenses(1.4) (4.2) (5.6)

Senior Secured Discount Notes (14.0%) (52.5) (105.0) (105.0)

Hortus (Jul-08) Senior Unsecured Notes (18.0%) 0.0(120.3) (120.3)

Hortus (Jan-08) Senior Unsecured Notes (16.5%) 0.0(11.2) (44.8)

Notes Payable - Vendor (L + 400 bps) (3.9) (3.9) (3.9)

Cash Burn($32.3) ($181.3) ($213.6) ($365.5) ($325.9) ($343.2)

Cash Burn Summary

Beginning Cash $226.0 $44.7 $294.7 $29.2($296.8)

Total Cash Burn(181.3) (365.5) (325.9) (343.2)

Debt Financings / (Repayments)¹ 250.0 100.0 0.0 0.0

Ending Cash $226.0 $44.7 $294.7 $29.2($296.8) ($639.9)

Source: Company filings

Notes:

¹ Does not account for scheduled principal repayments

Absent any expense deferrals, Sol will exhaust its cash position in the third quarter of 2010

UBS Investment Bank 12

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Sol Debt Position Over Time

By 3Q 2010, implied valuation of $0.27/MHz POP through total debt

	PF Current		3Q 2009		3Q 2010	
(USD $mm's)	$ mm	PF $/MHz POP	$ mm	PF $/MHz POP	$ mm	PF $/MHz POP
Debt						
Senior Secured Discount Notes	$651.7	$0.10	$698.1	$0.11	$750.0	$0.12
Notes Payable - Vendor	84.7	0.12	84.7	0.12	84.7	0.13
Notes Payable - Other	0.2	0.12	0.2	0.12	0.2	0.13
Total Secured Debt	**736.5**	**0.12**	**783.0**	**0.12**	**834.8**	**0.13**
16.5% Senior Unsecured PIK Notes[1]	181.4	0.15	196.7	0.16	231.2	0.17
18.0% Senior Unsecured Notes[2]	331.8	0.20	440.7	0.23	639.6	0.27
Total Debt	**$1,249.7**	**$0.20**	**$1,420.3**	**$0.23**	**$1,705.6**	**$0.27**

Source: 2008 10-K and Q1 2009 10-Q SEC filings

Notes:

1 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09

2 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09 adjusted for $175mm issuance of new 18% Sr. Notes issued to Hortus

3 Figure reduced by GAAP value of attached warrants and shares from note issuances to Hortus, the values of which are reflected in the principal value of the 18% senior unsecured notes in the table

4 Figure reflects cumulative sum of principal amount of note and all previous notes listed above divided by 6,294 MHz POPs

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13

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Debt Equitization Scenarios

Q3 2009

Non-Secured Debt Equitized[1]

Hortus Voting Ownership % in Sol (converted basis)

- $638mm of debt exchanged for equity

Debt Price	Exchange Price ($) 2.00	2.75	3.00	4.00	5.00	6.00
50%	91	91	88	87	85	84
60%	92	92	89	88	86	85
70%	93	93	90	89	87	86
80%	93	93	91	89	88	87
90%	94	94	92	90	89	88
100%	94	94	92	91	89	88

All Hortus Debt Equitized[1]

Hortus Voting Ownership % in Sol (converted basis)

- $1,056mm of debt exchanged for equity

Debt Price	Exchange Price ($) 2.00	2.75	3.00	4.00	5.00	6.00
50%	93	93	91	90	88	87
60%	94	94	92	91	89	88
70%	95	95	93	92	90	89
80%	95	95	94	92	91	90
90%	96	96	94	93	92	91
100%	96	96	95	93	92	91

Q3 2010

Non-Secured Debt Equitized[1]

Hortus Voting Ownership % in Sol (converted basis)

- $872mm of debt exchanged for equity

Debt Price	Exchange Price ($) 2.00	2.75	3.00	4.00	5.00	6.00
50%	92	92	90	88	87	86
60%	93	93	91	90	88	87
70%	94	94	92	91	89	88
80%	95	95	93	91	90	89
90%	95	95	93	92	91	90
100%	96	96	94	92	91	90

All Hortus Debt Equitized[1]

Hortus Voting Ownership % in Sol (converted basis)

- $1,322mm of debt exchanged for equity

Debt Price	Exchange Price ($) 2.00	2.75	3.00	4.00	5.00	6.00
50%	94	94	93	91	90	89
60%	95	95	93	92	91	90
70%	96	96	94	93	92	91
80%	96	96	95	93	92	91
90%	97	97	95	94	93	92
100%	97	97	96	94	93	93

1 Assumes baseline ownership of 75.3% reflecting shares held by Hortus, shares held in Escrow and conversion of warrants issued in January and April 2009

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14

SECTION 3

Sol and *** Transaction Analytics Update

UBS Investment Bank

Privileged and Confidential

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Valuation Matrix – *** and Sol

Current

Sol

Offer Price (US$) 2.00 2.80 3.00 3.50 4.00 4.50 5.00 5.50 6.00

Premium to Current Share Price ($2.80) (28.6%) 0.0% 7.1% 25.0% 42.9% 60.7% 78.6% 96.4% 114.3%

Premium to 30 Day Average ($3.03) (33.9%) (7.4%) (0.8%) 15.7% 32.2% 48.7% 65.3% 81.8% 98.3%

Premium to 6 Month Average ($2.95) (32.2%) (5.1%) 1.7% 18.7% 35.6% 52.6% 69.5% 86.5% 103.4%

Shares Outstanding 138 138 138 138 138 138 138 138 138

Implied Equity Value (US$mm) 275 386 413 482 551 620 689 758 826

Less: 11% Ownership in Taurus (20) (20) (20) (20) (20) (20) (20) (20) (20)

Implied Equity Value of Sol 255 366 393 462 531 600 669 737 806

Plus: Net Debt 849 849 849 849 849 849 849 849 849

Implied Adj. EV 1,104 1,214 1,242 1,311 1,380 1,448 1,517 1,586 1,655

Price for Total Minority Equity Shares (US$mm) $91 $128 $137 $160 $182 $205 $228 $251 $274

Notes:

1 Based on exchange rate of $1.620 / £ as of 07/10/2009

2 Reflects $576.2mm 2009 EBITDA based on Wall Street estimates

UBS Investment Bank

DRAFT

Transaction Summary

Privileged and Confidential

Prepared at the Request of Counsel

Assumptions

***

Purchasing Sol at a small premium; $3.00 per share consideration assumption for illustrative purposes

*** Columbia, Solus, Bay Harbour and Och Ziff assumed to rollover minority equity positions in Sol

Current Capitalization

($mm) *** Sol

Current Price as of 7/10/2009 $*** $2.80

Equity Value at Market *** 386

Premium / Purchase Price *** % / $ *** 7% / $3.00

Remaining Public Equity -- --

Equity Value at Premium *** 413

Equitized Debt at Par ***-- 1,0561

Adjusted Equity Value *** 1,469

*** 2 *** % 66.9%

*** *** 1,333

YE 09 Debt3 *** 374 YE 09 Cash *** 295

*** ***x /***x *** /***

*** *** /*** ***

Transaction Structure

PF Ownership

($mm) (%)

*** *** *** %

Hortus Sol Stake Rollover 1,333 *** %

*** 4 *** *** %

Sol Existing Minority Equity Rollover5 48 ***%

New Equity *** *** %

Total PF Equity ***

Rollover Sol Debt 374

New Debt Raised at *** ***

Total Acquired Cash ***

Cash Used in Transaction (241)

Pro Forma Total Debt ***

Pro Forma Total Cash ***

Pro Forma Total / Net Leverage ***x / ***x

Note:

1 Reflects $150mm in 16.5% Senior Unsecured Notes and $500mm in 18% Senior Unsecured Notes and stake in Senior Secured Discount Notes

2 Inclusive of $28.75mm in warrants at Sol

3 Post equitization of ***

4 Based on potential*** equity rollover by *** (*** %) and *** (*** %)

5 Based on potential Sol equity rollover by Solus, Columbia, Bay Harbour, Och Ziff; assumes cash payment to BCE

Sources and Uses

Uses ($mm)

Refinance *** Debt ***

in ***

Purchase for Cash Remaining *** Shares ***

*** Existing Minority ***

Rollover Hortus Stake in Sol (67% ownership) 1,333

Purchase for Cash Remaining Sol Shares 89

Sol Existing Minority Equity Rollover5 48

Ongoing Cash on Hand 400

Total Uses ***

Sources ($mm)

*** *** *** ***

*** Existing Minority ***

Sol Existing Minority Equity Rollover5 48

Ongoing Cash on Hand 641

New Equity Investment ***

Total Sources ***

UBS Investment Bank

DRAFT

Implied Value of NewCo ***

Privileged and Confidential

Prepared at the Request of Counsel

Assumes *** of *** and Sol ($mm)

NewCo Enterprise Value ***

*** Multiple (TEV / 09 *** EBITDA)1 ***x

Implied *** Value2 ***

Implied *** Value3 ***

$*** of Value / *** 4

Value of ***

$*** $*** $*** $*** $***

Implied Value of *** 5 *** *** *** *** ***

Implied Value of *** *** *** *** *** ***

Value of *** 6 $*** $*** $*** $*** $***

$*** of Value / *** ($ *** of Implied Value) 4

Value of ***

$*** $*** $*** $*** $***

Implied Value of *** 5 *** *** *** *** ***

Implied Value of *** *** *** *** *** ***

Value of *** 6 $*** $*** $*** $*** $***

$*** of Value / *** ($ *** of Implied Value) 4

Value of ***

$*** $*** $*** $*** $***

Implied Value of *** 5 *** *** *** *** ***

Implied Value of *** *** *** *** *** nm

Value of *** 6 $*** $*** $*** $*** nm

Notes:

1 Based on *** trading multiples

2 Wall Street research analysts also target *** value at ~$ ***

3 Assumes no tax leakage from *** business

4 Based on ***

5 Based on ***

6 Based on both ***

UBS Investment Bank

DRAFT

Timing Considerations with ***

Privileged and Confidential

Prepared at the Request of Counsel

July 2009 Oct 2009 Jan 2010 Apr 2010 July 2010 Oct 2010 Jan 2011

Regulatory

***

Expiration of HSR approval

*** Review and Approval ***

*** Negotiation and Agreement ***

***

***

Sol Funding

Hortus Additional Financing

Sr. Notes Become Cash Pay

Forecasted Burn of Cash on Hand

Earnings Announcements (Sol & ***

UBS Investment Bank

APPENDIX A

Other Sol Considerations

UBS Investment Bank

DRAFT

BCE Ownership Interest and Relationship with Sol

Privileged and Confidential

Prepared at the Request of Counsel

Ownership Interest

BCE owns 22,105,400 non-voting shares of Sol

– Sol acquired TMI Communications, a wholly owned subsidiary of BCE on January 5, 2007

– Sol issued the shares to BCE in exchange for TMI

BCE cannot convert its shares into a voting stake in Sol

– BCE’s shares are exchangeable for a like-number of voting shares

– to convert, BCE must sell the shares in the open market or to a person who will not own 10% or more of Sol’s voting shares after purchasing BCE’s stake – converted, BCE’s stake would represent 16% of current Sol shares outstanding

BCE owns 54% of Sol (Canada), a subsidiary of Sol1

– Remaining 46.2% interest in Sol (Canada) is held by Sol LP, a wholly-owned subsidiary of Sol

Non-Interference Agreement

BCE and Sol have a Non-Interference Agreement

– BCE and Sol agree not to commit an “Interfering Act” defined as:

1. acting to impair the other party’s ability to use its L-Band spectrum licenses, including for ATC purposes

2. any effort to auction or license any L-Band spectrum – agreement expires Oct 2013

In exchange for BCE’s agreement, Sol agrees to the following operational considerations

– if planning to acquire additional spectrum, Sol must provide 15 days notice to BCE – within 15 days of Sol’s notification, BCE has the right to make bid for same spectrum

– BCE will provide 15 days notice to Sol of spectrum acquisition bids, however Sol may not bid on spectrum unless Sol buys out BCE of its interest in Holdco

Source: Company filings Notes:

1 Based on given 46.2% effective interest in Sol (Canada) as reported in Sol 2008 10K

UBS Investment Bank

Privileged and Confidential Prepared at the Request of Counsel

DRAFT

Ignis – Sol Agreement

Summary

On December 21, 2007, Sol and Ignis entered into a Cooperative Agreement intended to enable the re-banding and efficient reuse of a substantial segment of North American L-radio spectrum. Key matters addressed include:

Coordination of Ignis’s and Sol’s respective next generation satellite systems covering North America (both the new Ignis 4s and the new Sol-1 and Sol-2 satellites), among other satellite networks

Provisions for re-banding the parties’ L-Band spectrum in North America, which provide each party with increased contiguous spectrum bandwidth for their operations this increased contiguity will occur in a phased approach, with certain phases dependent on the payment of designated amounts to Ignis by the Sol Parties, and upon the occurrence of various financial, regulatory and other governmental actions

Provisions for increased flexibility in system operations and system enhancements (including improved filtering) that will result in greater protection from harmful interference for all relevant systems operations, and that progressively increases flexibility and supports more robust MSS/ATC operations

Provisions for increased reuse of a substantial segment of North American L-band spectrum to support the deployment of new services and to provide increased innovation and customer service to all users throughout North America

Settlement of outstanding regulatory disputes presently pending regarding the operation of certain L-band MSS and MSS/ATC services in the United States and Canada

Establishment of a cooperative framework to address future coordination and technical issues between the parties

Provisions for continued cooperation to address future business, technology, and spectrum issues, including further coordination and cooperation on business activities throughout North America

Flexibility to market and operate devices which address growing wireless broadband demands while providing a next-generation satellite capability

Pre-negotiated financial and operational terms for an option for the Sol Parties to obtain additional spectrum and technical flexibility for the deployment and operation of a 4-G ATC network

Cooperation Agreement Provisions

For a period of two years following signing, upon receipt of a designated investment into Sol of $100 million or more, the Sol parties would be able to expand their trials and deployments to a broadband ATC trial using even wider spectrum bandwidths, on a specific designation of combined Ignis and Sol spectrum in a pre-agreed market upon the designation of such an investment by the Sol parties, Sol is required to issue to Ignis $31.25 million of Sol voting stock

Upon the achievement of certain events, including regulatory approvals and coordination among the other L-band operators, Sol and Sol Canada, would, over time, have the potential for coordinated access for up to 2 x 23 MHz (including large blocks of contiguous channels). Should Sol and Sol Canada elect to exercise these rights, the consideration due Ignis under such arrangement would include the following:

Phase 1: For the period between the Effective Date and September 1, 2011, the Sol Parties have the option, subject to certain conditions, to effect a transition to a modified band plan within an 18 to 30 month period. Such transition would lead to additional spectrum contiguity and more relaxed operating rules for the Sol Parties over the timeframe of the transition, the Sol Parties will be required to make payments to Ignis of $250 million of cash and an additional $87.5 million of equity ($31.25 million at submission of Phase 1 notice plus $56.25 million at completion of Phase 1 implementation)

the Sol Parties also have the option to accelerate such transition time to up to 18 months rather than 30 months by immediately paying $50 million of the $250 million in cash payments

Phase 2: Following the exercise of the Phase 1 Option, between January 1, 2010 and January 1, 2013, the Sol Companies have the option for Ignis to modify its North American operations in a manner that will make additional spectrum available for ATC at a cost of $115 million per year, payable in quarterly installments, resulting in substantially more spectrum to the Sol Companies available for MSS/ATC if the Sol Companies do not exercise the Phase 2 Option, then between January 1, 2013 and January 1, 2015, Ignis would have the option to require the Sol Parties to exercise the equivalent of the Phase 2 Option upon the same terms

UBS Investment Bank

Privileged and Confidential

Prepared at the Request of Counsel

DRAFT

Sol Board of Directors

Alexander H. Good

Chairman, CEO & President

Special Committee

Jose A. Cecin

Director

Jeffrey M. Killeen

Director

William F. Stasior

Director

Paul S. Latchford, Jr.

Director

Michael D. Weiner

Director

Source: Company filings

UBS Investment Bank

DRAFT
Sol Board of Directors

Privileged and Confidential
Prepared at the Request of Counsel

Officer	Title	Professional History	
Alexander H. Good	Chairman, Chief Executive Officer and President	• CEO and President, Sol (2004-Present) Prior – Executive Chairman, Affinity Internet – Executive Chairman, Nexverse Networks – Director, NextLevel Communications – Chairman and CEO, @Link Networks	– Executive Vice President, Bell Atlantic Corp. (now Verizon) – Senior Vice President of Corporate Development, Bell Atlantic Corporation – Chairman and CEO, Bell Atlantic International – Senior Vice President, Mtel Communications, Inc. and CEO of MTEL International
Jose A. Cecin	Director • Member of Audit Committee, Compensation Committee and Special Committee	• President and Founder, Lumina Advisors (2008-Present) • Director – RCN Corporation – Arbinet-theexchange Inc.	Prior – Managing Director and Global Head of Communications Investment Banking, BB&T Capital Markets – Co-Founder and COO, Cambrian Communications – Founder, Wave International – Managing Director of Corporate Development, Bell Atlantic Corporation
Jeffrey M. Killeen	Director • Member of Audit Committee and Special Committee	• Chairman and Chief Executive Officer, Globalspec, Inc. (2002-Present) • Director – drugstore.com	Prior – Chief Executive Offer, Forbes.com – Chief Operating Officer, barnesandnoble.com – President and Chief Executive Offer, Pacific Bell Interactive Media
Paul S. Latchford, Jr.	Director • Member of Compensation Committee	• Co-Founder, President and Chief Executive Officer, Spencer Trask Media & Communications Group (1999-Present)	Prior – Principal Vice President for Global Business Development, Bechtel Group, Inc. – Vice President of Business Development – Asia Pacific Region, Bell Atlantic International
William F. Stasior	Director • Member of Audit Committee and Special Committee	• Senior Chairman, Booz Allen & Hamilton (1999-Present) • Director – OPNET Technologies, Inc. – Vanu, Inc.	Prior – Chairman and Chief Executive Officer, Booz Allen & Hamilton, Inc.
Michael D. Weiner	Director	• Chief Legal Officer and General Counsel, Ares Management, L.P. (2006-Present) • Director – Hughes Communications, Inc.	Prior – General Counsel, Apollo Management, L.P. – Partner, Morgan, Lewis & Bockius

Denotes member of Special Committee

UBS Investment Bank

24

Privileged and Confidential

Prepared at the Request of Counsel

DRAFT

Sol LP Board of Directors

Gary M. Parsons

Chairman

Alexander H. Good

Vice Chairman & CEO

Jose A. Cecin

Director

Donald H. Gips

Director

Paul S. Latchford, Jr.

Director

Aaron J. Stone

Director

Matthew H. Nord

Director

Source: FactSet Research Systems

UBS Investment Bank

APPENDIX B

Sol Capitalization Considerations

UBS Investment Bank

DRAFT

Privileged and Confidential
Prepared at the Request of Counsel

Sol Capitalization

Sol is highly levered with expensive debt, significant future issuance and high breakage costs

- We believe Hortus is the majority or near-majority Holder of Sol's secured notes and sole Holder of Sol's unsecured notes

(USD $mm's)	Book Value 3/31/2009	Maturity	Rate	Price 7/10/2009	Yield
Cash & Cash Equivalents	**$226.0**				
Debt					
Senior Secured Discount Notes	651.7	4/1/2013	14.00%	50.00	34.95%
Notes Payable - Vendor	84.7	12/20/2010	L + 400 bps	na	na
Notes Payable - Other	0.2	na	na	na	na
Total Secured Debt	**736.5**				
16.5% Senior Unsecured PIK Notes[1]	181.4	5/13/2013	16.50%	na	na
18.0% Senior Unsecured Notes[2]	156.8	7/1/2013	18.00%	na	na
Total Debt	**1,074.7**				
Adjusted Shareholders' Equity	385.6				
Total Capitalization	**$1,460.4**				
Total Debt / Capitalization	73.6%				

Source: 2008 10-K and Q1 2009 10-Q SEC filings

Notes:

1 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09

2 Figure reflects notional principal amount of note and excludes $175mm issuance of new 18% Sr. Notes issued to Hortus

3 Figure reduced by GAAP value of attached warrants and shares from note issuances to Hortus, the values of which are reflected in the principal value of the 18% senior unsecured notes in the table

UBS Investment Bank

27

Privileged and Confidential

Prepared at the Request of Counsel

DRAFT

Capitalization Structure

Sol Inc.

Common Stock

– 49,022,787 voting shares

– 59,958,499 nonvoting shares

Warrants

– Series 2-A Warrants exercisable for 2,689,734 (expire 8/19/09)

– Warrants issued to Hortus in conjunction with 16.5% Senior Unsecured Notes exercisable for 9,144,038

– Warrants issued to Hortus in conjunction with Vendor Notes exercisable for 228,647

– Warrants issued to Hortus in conjunction with January and April 2009 tranches exercisable for 7,500,000 and 21,250,000 respectively

Market value of $385.6 million

100% ownership

Sol LP

Collateral

Sr. Secured Discount Notes: First-lien claim on substantially all of Sol LP’s assets

Sr. Unsecured Notes: None

Boeing: Boeing Satellites

Source: Sol Filings and Management Presentation

UBS Investment Bank

DRAFT

Privileged and Confidential

Prepared at the Request of Counsel

Sol Covenant Summary

Senior Secured Discount Notes & Senior Notes Indentures

Summary Conclusions

“Permitted Holders” definition under both Senior Notes Indentures includes Hortus Capital Partners Master Fund I, Ltd., Hortus Capital Partners Special Situation Fund, L.P. and their Affiliate; acquisition by one of these entities would not trigger a Change of Control.

Permitted Holders definition under the Senior Discount Notes Indenture does not include the same carve-out

April 2008 waiver by majority noteholders of the 14% Senior Discount Notes waived the change of control put, only with respect to an acquisition by Hortus or any of its affiliates

Indebtedness

Incurrence test for Consolidated Leverage Ratio less than 6.0x, carve-outs for permitted indebtedness includes, but is not limited to:

– General basket for up to $250 million, provided the Company shall have received at least a $1,000 million of Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company

– General basket not to exceed the greater of (a) $500 million and (b) an amount equal to 125% of the Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company

– Refinancing indebtedness

– Subordinated Obligations used for the purchase, lease or improvement of property or equipment not to exceed $250 million

– Indebtedness to Boeing Satellite Systems for the purchase of satellites from Being not to exceed $100 million

Liens

Carve-outs for permitted liens includes, but is not limited to:

– Liens on the Collateral to secure Additional Secured Obligations permitted under the $250 million general indebtedness basket

– Liens on the Collateral to secure the Senior Secured Discount Notes

– Liens to secure any Refinancing (limited to the same property and assets)

Restricted Payments

The aggregate amount of Restricted Payments since the Issue Date is limited to:

– 100% of the Consolidated Operating Cash Flow, plus

– 100% of the Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock, subsequent to the Issue Date, plus

– Amount of Indebtedness on balance sheet exchanged for or converted into Capital Stock of then Company, plus

– Amount equal to the sum of (i) net reduction in Investments (excluding Permitted Investments) in any Person resulting from repurchases, repayments or redemptions and (ii) fair value of the net assets of an Unrestricted Entity upon designation to a Restricted Entity

Change-of Control

Person or group (other than one or more Permitted Holders) acquires more than 50% of the total voting power of the General Partner or more than 50% of the total economic or voting power of the Capital Stock of the Company

On or after the occurrence of an Public Offering, the individuals who on the Issue Date constituted the Board of Directors together with new directors, cease to constitute a majority of the Board of Directors

Adoption of a plan relating to the liquidation or dissolution of the Company

Merger or consolidation of the Company or General Partner into or with another Person (other than one or more Permitted Holders) or the sale of substantially all of the assets

– Excluded transactions are those in which holder of securities that represented 100% of the Voting Stock of the General Partner and 100% of the Capital Stock of the Company prior to the transactions hold

– At least a majority of the voting power of the Voting Stock of the surviving Person

– At least a majority of the economic or voting power of the Capital Stock of the surviving Person

UBS Investment Bank

DRAFT

Privileged and Confidential

Prepared at the Request of Counsel

April 2008 Waiver

April 2008 waiver by majority noteholders of the 14% Senior Discount Notes waived the change of control put, only with respect to an acquisition by Hortus or any of its affiliates

Although not strictly defined, we believe that “affiliates” should include any entity in which Hortus has, directly or indirectly, the power to direct management and policies

Sol Communications, Inc. Form 8-K Disclosure:

On April 9, 2008, Amendment Number 3 to Schedule 13D (the “Hortus Schedule 13D”) was filed with the Securities and Exchange Commission (the “SEC”) by Hortus Capital Partners Master Fund I, Ltd. (the “Master Fund”), Hortus Special Situations Fund, LP (the “Special Fund” and, together with the Master Fund, “Hortus”) and certain of their affiliates, reporting that as of April 9, 2008, the Master Fund may be deemed the beneficial owner of 20,312,665 shares of voting common stock, par value $0.01 per share (the “Voting Common Stock”), of Sol Communications, Inc. (the “Company”), constituting 47.5% of the outstanding shares of Voting Common Stock, and reporting the beneficial ownership of shares of Voting Common Stock by certain other affiliates of Hortus

The following summary of the transactions that may constitute a change in control of the Company is based solely on, and is qualified in its entirety by reference to, the Hortus Schedule 13D. Other than as described under this Item 5.01, the Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company

On April 7, 2008, Hortus and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC (collectively, the “Apollo Stockholders”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Hortus agreed to purchase from the Apollo Stockholders, for an aggregate purchase price of $164,081,290 (the “Purchase Price”):

– 10,224,532 shares of Voting Common Stock (the “Voting Shares”),

– 6,173,597 shares of non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock”), of the Company (the “Non-Voting Shares”),

– 234,633 Series 1-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 652,711 shares of Voting Common Stock at an exercise price of $20.39 per share, subject to adjustment (the “Series 1-A Warrants”), and

– 9,810,033 Series 2-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 2,560,182 shares of Voting Common Stock at an exercise price of $25.85 per share, subject to adjustment (the “Series 2-A Warrants” and, together with the Series 1-A Warrants, the “Warrants”).

The indenture governing the 14% senior secured discount notes due 2013 (the “Notes”) of Mobile Satellite Ventures LP and Sol Finance Co. (together, the “Note Issuers”) requires the Note Issuers to offer to repurchase the Notes following a change of control (as defined in the Note indenture). Effective April 2, 2008, the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding irrevocably waived compliance by the Note Issuers and the Note guarantors with any provisions of the indenture that would, but for such waivers, require the Note Issuers to offer to repurchase or to repurchase any of the Notes due to a change of control caused by the acquisition of beneficial ownership of Voting Common Stock or Non-Voting Common Stock by Hortus or any of its affiliates. Such waivers by their terms do not apply to any change of control other than a change of control that may be caused by Hortus’s acquisition of Voting Common Stock or Non-Voting Common Stock as described above

UBS Investment Bank

DRAFT

Privileged and Confidential

Prepared at the Request of Counsel

This presentation has been prepared by UBS Securities LLC (“UBS”) for the exclusive use of the party to whom UBS delivers this presentation (together with its subsidiaries and affiliates, the “Client”) using information provided by the Client and other publicly available information. UBS has not independently verified the information contained herein, nor does UBS make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of UBS from the information provided by the Client and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. UBS expressly disclaims any and all liability relating or resulting from the use of this presentation.

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